Exhibit 99.1

18 FEBRUARY 2020 | NYSE: NXRT

EARNINGS SUPPLEMENT: FOURTH QUARTER & FULL YEAR 2019

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

WWW.NEXPOINTLIVING.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Fourth Quarter and FY 2019 Activity	5
Financial Summary	6
2020 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
2018-2019 Same Store Results	11
2018-2019 Same Store Properties Operating Metrics	13
2017-2019 Same Store Results	14
Q4 Same Store Results	16
FFO, Core FFO and AFFO	18
Historical Capital Expenditures	19
Value-Add Program Details	20
Outstanding Debt Details	21
Debt Maturity Schedule	23
Historical Acquisition Details	24
Historical Disposition Details	25
Definitions and Reconciliations of Non-GAAP Measures	26

TORREYANA APARTMENTS: LAS VEGAS, NV

THE MODEL UNIT LIVING ROOM

   AN OPPORTUNISTIC ACQUISITION IN A NEW MARKET

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpointadvisors.com

972-419-6213

Media inquiries: MediaRelations@nexpointadvisors.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

NXRT Recaps Acquisition/Disposition Activity, Value-Add Results and Issues 2020 Full Year Guidance

Dallas, TX, February 18, 2020 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2019.

Highlights

•

NXRT[1] reported net income, FFO[2], Core FFO[2] and AFFO[2] of $99.1M, $40.7M, $47.6M and $54.2M, respectively, attributable to common stockholders for the year ended December 31, 2019, compared to net loss, FFO, Core FFO, and AFFO of $(1.6)M, $32.0M, $35.1M and $40.8M, respectively, attributable to common stockholders for the year ended December 31, 2018.

•

For the year ended December 31, 2019, 2018-2019 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 3.6%, 4.3% and 6.7%, respectively, and occupancy decreased 30 bps over the prior year period.

•	During the three months ended December 31, 2019, NXRT acquired three properties in Las Vegas, NV (Torreyana, Bloom and Bella Solara) for a combined purchase price of approximately $241.0M.
•

The weighted average effective monthly rent per unit across all 40 properties held as of December 31, 2019 (the “Portfolio”), consisting of 14,724 units[4], was $1,103, while physical occupancy was 94.2%.

•	NXRT paid a fourth quarter dividend of $0.3125 per share of common stock on December 31, 2019; this cash dividend represented a $0.0375 per share, or 13.6% increase, over the prior quarter’s dividend.
•

During 2019, for the properties in the Portfolio, NXRT completed 2,516 full and partial upgrades, which includes 1,327 new washer and dryer installs, and leased 1,671 upgraded units, achieving an average monthly rent premium of $106 and a 25.3% ROI[5]. Since inception, for the properties in the Portfolio, NXRT has completed 6,927 full and partial upgrades and achieved an average monthly rental increase per unit of $101, equating to a 24.5% ROI on all units leased as of December 31, 2019.

•	During the full year 2019, NXRT completed Smart Home Technology installs on 8,546 units, covering 24 properties.
•	During the full year 2019, through its at-the-market offering (“ATM program”), NXRT issued approximately 1.6 million shares for approximately $72.0 million in gross proceeds.
(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 25 properties encompassing 9,057 units of apartment space in our Same Store pool for the year ended December 31, 2019  (our “2018-2019” Same Store” properties). There are 28 properties encompassing 10,141 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2019 (our “Q4 Same Store” properties).

(4)	Total number of units owned as of December 31, 2019 is 14,920, but all 196 units at Cutter’s Point were not operating due to damage caused by a tornado on October 20, 2019.
(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

www.NexPointLiving.com	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Full Year 2019 Financial Results

•	Total revenues were $181.1 million for the full year 2019, compared to $146.6 million for the full year 2018.
•

Net income for the full year 2019 totaled $99.4 million, or income of $4.03 per diluted share, which included a gain on sales of real estate of $127.7 million and $69.1 million of depreciation and amortization expense. This compared to net loss of $(1.6) million, or a loss of $(0.08) per diluted share, for the full year 2018, which included $47.5 million of depreciation and amortization expense.

•

The change in our net income of $99.4 million for the year ended December 31, 2019 as compared to our net loss of $(1.6) million for the year ended December 31, 2018 primarily relates to increases in gains on sales of real estate and total revenues, partially offset by increases in depreciation and total property operating expenses.

•	For the full year 2019, NOI was $102.6 million on 40 properties, compared to $80.2 million for the full year 2018 on 35 properties.
•	For the full year 2019, Same Store NOI increased 6.7% to $66.0 million, compared to $61.8 million for the full year 2018.
•

For the full year 2019, FFO totaled $40.7 million, or $1.66 per diluted share, compared to $32.0 million, or $1.48 per diluted share, for the full year 2018. For the full year 2019, Core FFO totaled $47.6 million, or $1.93 per diluted share, compared to $35.1 million, or $1.62 per diluted share, for the full year 2018. For the full year 2019, AFFO totaled $54.2 million, or $2.20 per diluted share, compared to $40.8 million, or $1.88 per diluted share, for the full year 2018.

Fourth Quarter 2019 Financial Results

•	Total revenues were $49.7 million for the fourth quarter of 2019, compared to $39.4 million for the fourth quarter of 2018.
•

Net loss for the fourth quarter of 2019 totaled $(13.3) million, or a loss of $(0.53) per diluted share, which included $23.4 million of depreciation and amortization expense and $10.7 million of interest expense. This compared to net loss of $(4.8) million, or a loss of $(0.21) per diluted share, for the fourth quarter of 2018, which included $13.8 million of depreciation and amortization expense and $7.8 million of interest expense.

•	The change in our net loss between the periods primarily relates to increases in interest expense and depreciation and amortization expense, partially offset by an increase in total revenues.
•	For the fourth quarter of 2019, NOI was $28.3 million on 40 properties, compared to $21.3 million for the fourth quarter of 2018 on 35 properties.
•

For the fourth quarter of 2019, Q4 Same Store NOI[1] increased 9.3% to $18.8 million, compared to $17.2 million for the fourth quarter of 2018, which was impacted by a 10.3% decrease in real estate taxes.

•

For the fourth quarter of 2019, FFO totaled $10.1 million, or $0.39 per diluted share, compared to $9.0 million, or $0.40 per diluted share, for the fourth quarter of 2018. For the fourth quarter of 2019, Core FFO totaled $13.8 million, or $0.54 per diluted share, compared to $9.2 million, or $0.41 per diluted share, for the fourth quarter of 2018. For the fourth quarter of 2019, AFFO totaled $15.0 million, or $0.59 per diluted share, compared to $10.7 million, or $0.47 per diluted share, for the fourth quarter of 2018.

Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 18, 2020 at 11:00 a.m. ET to discuss its fourth quarter and full year financial results. The conference call can be accessed live over the phone by dialing 800-353-6461 or, for international callers, +1 334-323-0501, and using passcode Conference ID: 3863655.  A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, February 25, 2020, by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 3863655.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

www.NexPointLiving.com	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, new business metrics relating to the Las Vegas Portfolio, NXRT’s guidance for financial results for the full year 2020 and the related assumptions, net asset value and the related components and assumptions, guidance for the first quarter 2020 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment and expected acquisitions and dispositions. They are no guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

www.NexPointLiving.com	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2019 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$52.00
Insider Ownership	19.71%
2020 Q1 Dividend Per Share	$0.3125
Dividend Yield (1)	2.40%
Shares outstanding - basic (2)	24,116
Shares outstanding - diluted (2)	24,593
(1)	As of the close of market trading on February 14, 2020.
(2)	Weighted average for the year ended December 31, 2019.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	19.3%
Nashville	15.7%
South Florida	13.3%
Atlanta	9.9%
Phoenix	9.0%
Houston	8.0%
Orlando	8.0%
Las Vegas	7.9%
Charlotte	3.9%
Tampa	3.9%
D.C. Metro	1.1%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

www.NexPointLiving.com	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Fourth Quarter and Full Year 2019 Activity

NEW ACQUISITION METRICS

	Torreyana	Bloom	Bella Solara	Total/ Average
New Unit Interior Upgrade Inventory	57	117	218	392
Average Interior Upgrade Cost	$12,466	$12,092	$8,162	$9,961
Underwritten Average Rent Premium (monthly)	$120	$157	$115	$128
Forecast Return on Investment (annual)	11.6%	15.6%	16.8%	15.4%
New Smart Home Technology Packages	158	270	160	588
Rental Revenue Growth, Next Three Years Avg.	4.9%	6.8%	8.0%	6.6%
Total Revenue Growth, Next Three Years Avg.	3.7%	5.1%	6.0%	4.9%
NOI Growth, Next Three Years Avg.	3.8%	5.6%	8.0%	5.8%
Cap Rate Expansion, Next Three Years Total (basis points)	56	80	111	82
Cap Rate Expansion, Seven Year Hold (basis points)	118	145	189	151

*All of the metrics shown above are based off management estimates.

LEASED REHABS	DIVIDEND GROWTH
CORE FFO GROWTH	NOI GROWTH

www.NexPointLiving.com	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	FY 2019	FY 2018	FY 2017	Q4 2019	Q4 2018
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$1,136,000	$824,000	$588,000
Share Price (as of the last day of the period)	$45.00	$35.05	$27.94
Weighted average common shares outstanding - basic	24,116	21,189	21,057	25,073	22,207
Weighted average common shares outstanding - diluted	24,593	21,667	21,399	25,520	22,672

Earnings Profile
Total revenues	$181,066	$146,597	$144,235	$49,676	$39,390
Net income (loss) attributable to common stockholders	99,140	(1,609)	53,374	(13,266)	(4,767)
NOI (1)	102,591	80,175	76,578	28,327	21,251
Same Store NOI (2)	65,961	61,795		18,818	17,214
Same Store NOI Growth (%) (2)	6.7%			9.3%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$4.03	$(0.08)	$2.49	$(0.53)	$(0.21)
FFO (1)	$1.66	$1.48	$1.17	$0.39	$0.40
Core FFO (1)	$1.93	$1.62	$1.41	$0.54	$0.41
AFFO (1)	$2.20	$1.88	$1.62	$0.59	$0.47
Dividends declared per common share	$1.138	$1.025	$0.910	$0.313	$0.275
FFO Coverage (3)	1.46x	1.44x	1.29x	1.26x	1.45x
Core FFO Coverage (3)	1.70x	1.58x	1.55x	1.73x	1.48x
AFFO Coverage (3)	1.94x	1.84x	1.79x	1.88x	1.72x

Portfolio
Total Properties	40	35	33
Total Units	14,724	12,555	11,775
Occupancy	94.2%	94.6%	93.8%
Average Effective Monthly Rent per Unit	$1,103	$985	$948

Same Store Portfolio Metrics (2)
Total Same Store Properties	25	25		28	28
Total Same Store Units	9,057	9,057		10,141	10,141
Occupancy	94.5%	94.8%		94.4%	94.7%
Average Effective Monthly Rent per Unit	$1,038	$1,002		$1,032	$998

Value-Add Program
Completed Rehab Units	2,516	1,432	1,588	533	316
Cumulative Completed Rehab Units (4)	6,927
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$101
ROI on Post-Rehab Units	24.5%

Outstanding Debt Summary
Total Mortgage Debt	$1,193,528	$845,713	$762,404
Credit Facilities	218,000	—	30,000
Bridge Facility	—	—	8,597
Total Debt Outstanding	$1,411,528	$845,713	$801,001
Leverage Ratio (Net Debt to Enterprise Value) (5)	55%	50%	57%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. Full year results are shown for the 2018-2019 Same Store properties; Q4 results are shown for the Q4 Same Store properties. For additional information regarding our Q4 and 2018-2019 Same Store properties, see the “Q4 Same Store Results” and “2018-2019 Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through December 31, 2019.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

www.NexPointLiving.com	Page 6

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2020 Full Year Guidance Summary

NXRT is providing initial 2020 guidance ranges for earnings (loss) per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Earnings (loss) per diluted share (2)	$0.73	$0.78	$0.85
Core FFO per diluted share (2) (3)	$2.15	$2.21	$2.27

Same Store Growth: (4)
Rental Income	4.8%	5.3%	5.8%
Total Revenue	5.0%	5.5%	6.0%
Total Operating Expenses	5.3%	5.8%	6.3%
Same Store NOI (3)	5.0%	6.0%	7.0%

Other Considerations: (5)
Acquisitions	$50.0	$75.0	$100.0
Dispositions (6)	$50.0	$75.0	$100.0
(1)

Full Year 2020 guidance forecast includes Same Store growth projections presented above, which takes into effect the tornado damage at Cutter’s Point and the forecast dispositions of Willow Grove, Woodbridge and Southpoint Reserve at Stoney Creek, and assumes no further acquisition or disposition activity for the remainder of the year.

(2)	Weighted average diluted share count estimate for full year 2020 is approximately 26.5 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2020 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2020 pro forma Same Store pool (25 properties).
(5)

We continue to evaluate our portfolio for capital recycling opportunities. Transaction volumes presented are not incorporated into the EPS and CFFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

(6)	Includes the forecast dispositions of Willow Grove, Woodbridge and Southpoint Reserve at Stoney Creek.

Additional information on 2020 financial and earnings guidance is included in the following sections of this release.

www.NexPointLiving.com	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	15.8%	4.7%	5.0%	$390,007	$424,986
Houston	7.1%	4.8%	5.1%	171,820	188,965

North Carolina
Charlotte	3.5%	4.7%	5.0%	86,394	94,143

Georgia
Atlanta	9.7%	4.7%	5.0%	239,435	260,909

Tennessee
Nashville	15.6%	4.7%	5.0%	385,070	419,607

Florida
Orlando	8.3%	4.7%	5.0%	204,877	223,252
Tampa	3.2%	4.7%	5.0%	78,989	86,073
West Palm Beach	15.9%	4.7%	5.0%	392,476	427,676

Washington D.C.
Other	1.1%	5.5%	5.8%	23,407	25,516

Nevada
Las Vegas	9.6%	4.8%	5.0%	236,966	255,501

Arizona
Phoenix	10.2%	4.7%	5.0%	254,320	274,358
Total / Ave	100.0%	4.7%	5.0%	$2,463,761	$2,680,986

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,463,761	$2,680,986
Cash	25,671
Restricted Cash - Renovation Reserves (4)	21,903
Renovation Capital Expenditures (4)	(21,903)
Cash Adjustments (5)	(1,006)
Fair Market Value of Interest Rate Swaps	4,376
Other Assets	32,229
Value of Assets	$2,525,031	$2,742,256

Tangible Liabilities
Credit Facility (6)	$218,000
Mortgage Debt	1,193,528
Total Outstanding Debt	1,411,528
Forward 12-month Principal Payments (5)	(1,006)
Total Outstanding Debt (FY 2020 Est.)	1,410,522
Other Tangible Liabilities (at Book)	32,504
Derivative Liability	902
Value of Liabilities	$1,443,928
Net Leverage (mid-point)	55%
Net Asset Value	$1,081,103	$1,298,328
Shares outstanding - diluted (FY 2020 Est.)	25,693
Est. NAV / Share	$42.08	$50.53
NAV / Share (mid-point)	$46.31

NOI ESTIMATE

4Q 2019 NOI Actual	28,327
FY 2019 NOI Actual	102,591
	Low	High
Estimated 1Q 2020 NOI Guidance (3)	28,500	30,500
2020 Pro Forma NOI Guidance (3)	$123,420	$126,420

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,463,761	$2,680,986
No. of Units (December 31, 2019 E.) (2)	14,920
Implied Value/Apartment Unit	$165.1	$179.7
Implied Value/Apartment Unit (mid-point)	$172.4

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (40 properties at December 31, 2019).
(3)

The Company anticipates net income will be in the range between approximately $19.3 million and $22.6 million for the full year of 2020 and between $27.0 million and $27.8 million for the first quarter of 2020. FY 2020 Pro Forma NOI Guidance does not consider any additional acquisition or disposition activity for the remainder of the year.

(4)	Includes approximately $21.9 million that is held for value-add upgrades; reduced by $21.9 million for estimated 2020 rehab expenditures.
(5)	Includes approximately $1.0 million in forward 12-month principal payments.
(6)	Includes outstanding balance of December 31, 2019.

www.NexPointLiving.com	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Operating Real Estate Investments
Land	$317,886	$202,347
Buildings and improvements	1,472,319	935,604
Intangible lease assets	12,414	3,049
Construction in progress	4,375	1,881
Furniture, fixtures, and equipment	81,038	61,456
Total Gross Operating Real Estate Investments	1,888,032	1,204,337
Accumulated depreciation and amortization	(152,552)	(134,124)
Total Net Operating Real Estate Investments	1,735,480	1,070,213
Real estate held for sale, net of accumulated depreciation of $7,859 and $897, respectively	46,330	17,329
Total Net Real Estate Investments	1,781,810	1,087,542
Cash and cash equivalents	25,671	19,864
Restricted cash	45,511	23,265
Accounts receivable	6,285	3,340
Prepaid and other assets	2,336	9,058
Fair market value of interest rate swaps	4,376	18,141
TOTAL ASSETS	$1,865,989	$1,161,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,145,371	$824,702
Mortgages payable held for sale, net	41,176	13,318
Credit facility, net	216,501	—
Accounts payable and other accrued liabilities	11,971	5,765
Accrued real estate taxes payable	12,206	12,607
Accrued interest payable	3,691	2,852
Security deposit liability	2,977	1,889
Prepaid rents	1,658	1,482
Fair market value of interest rate swaps	902	—
Total Liabilities	1,436,453	862,615

Redeemable noncontrolling interests in the Operating Partnership	3,295	2,567

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,245,740 and 23,499,635 shares issued and outstanding, respectively	251	234
Additional paid-in capital	359,748	285,511
Accumulated earnings (loss) less dividends	63,776	(6,764)
Accumulated other comprehensive income	2,466	17,047
Total Stockholders' Equity	426,241	296,028
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,865,989	$1,161,210

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2019	2018	2017
Revenues
Rental income	$177,162	$143,158	$140,882
Other income	3,904	3,439	3,353
Total revenues	181,066	146,597	144,235
Expenses
Property operating expenses	42,692	35,824	38,850
Real estate taxes and insurance	25,113	20,713	19,161
Property management fees (1)	5,388	4,382	4,330
Advisory and administrative fees (2)	7,500	7,474	7,419
Corporate general and administrative expenses	9,613	7,808	6,275
Property general and administrative expenses	6,765	6,134	6,159
Depreciation and amortization	69,086	47,470	48,752
Total expenses	166,157	129,805	130,946
Operating income before gain on sales of real estate	14,909	16,792	13,289
Gain on sales of real estate	127,684	13,742	78,365
Operating income	142,593	30,534	91,654
Interest expense	(37,385)	(28,572)	(29,576)
Loss on extinguishment of debt and modification costs	(2,869)	(3,576)	(5,719)
Casualty losses (3)	(3,488)	—	—
Miscellaneous income	587	—	—
Net income (loss)	99,438	(1,614)	56,359
Net income attributable to noncontrolling interests	—	—	2,836
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	298	(5)	149
Net income (loss) attributable to common stockholders	$99,140	$(1,609)	$53,374
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(14,625)	1,931	4,568
Total comprehensive income	84,813	317	60,927
Comprehensive income attributable to noncontrolling interests	—	—	2,720
Comprehensive income attributable to redeemable noncontrolling interests in the Operating Partnership	254	1	166
Comprehensive income attributable to common stockholders	$84,559	$316	$58,041

Weighted average common shares outstanding - basic	24,116	21,189	21,057
Weighted average common shares outstanding - diluted	24,593	21,667	21,399

Earnings (loss) per share - basic	$4.11	$(0.08)	$2.53
Earnings (loss) per share - diluted	$4.03	$(0.08)	$2.49
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.
(3)	Casualty losses for the year ended December 31, 2019 is related to tornado damage incurred at Cutter’s Point.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2018-2019 Same Store Results of Operations for the Years Ended December 31, 2019 and 2018

There are 25 properties encompassing 9,057 units of apartment space, or approximately 62% of our Portfolio, in our same store pool for the years ended December 31, 2019 and 2018 (our “2018-2019 Same Store” properties). Our 2018-2019 Same Store properties exclude the following 15 properties in our Portfolio as of December 31, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, and Cutter’s Point, which has suspended operations to undergo reconstruction due to damages sustained.

As of December 31, 2019, our 2018-2019 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,038, a year-over-year decrease of 30 bps and an increase of $36, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2019 and 2018 for our 2018-2019 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$116,313	$110,902	$5,411	4.9%
Other income	2,324	2,824	(500)	-17.7%
Same Store revenues	118,637	113,726	4,911	4.3%
Non-Same Store
Rental income	60,849	32,256	28,593	N/M
Other income	1,580	615	965	N/M
Non-Same Store revenues	62,429	32,871	29,558	N/M
Total revenues	181,066	146,597	34,469	23.5%

Operating expenses
Same Store
Property operating expenses (1)	28,255	27,676	579	2.1%
Real estate taxes and insurance	17,317	17,127	190	1.1%
Property management fees (2)	3,543	3,391	152	4.5%
Property general and administrative expenses (3)	3,561	3,737	(176)	-4.7%
Same Store operating expenses	52,676	51,931	745	1.4%
Non-Same Store
Property operating expenses (4)	14,471	8,811	5,660	N/M
Real estate taxes and insurance	7,796	3,586	4,210	N/M
Property management fees (2)	1,845	991	854	N/M
Property general and administrative expenses (5)	1,687	1,103	584	N/M
Non-Same Store operating expenses	25,799	14,491	11,308	N/M
Total operating expenses	78,475	66,422	12,053	18.1%

NOI
Same Store	65,961	61,795	4,166	6.7%
Non-Same Store	36,630	18,380	18,250	N/M
Total NOI (6)	$102,591	$80,175	$22,416	28.0%
(1)	For the years ended December 31, 2019 and 2018, excludes approximately $48,000 and $752,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2019 and 2018, excludes approximately $769,000 and $843,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2019 and 2018, excludes approximately $14,000 and $89,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2019 and 2018, excludes approximately $748,000 and $451,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our 2018-2019 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2019 and 2018 (dollars in thousands, except for per unit data):

	FY 2019	FY 2018	% Change
Same Store Total Units	9,057	9,057
Same Store Occupied Units	8,559	8,582
Same Store Ending Occupancy	94.5%	94.8%	-0.3%
Same Store Average Rent per Unit	$1,038	$1,002	3.6%

Same Store Revenues
Same Store Rental Income	$116,313	$110,902	4.9%
Same Store Other Income	2,324	2,824	-17.7%
Total Same Store Revenues	118,637	113,726	4.3%

Same Store Operating Expenses
Payroll	11,935	11,404	4.7%
Repairs & Maintenance	9,937	9,315	6.7%
Utilities	6,383	6,957	-8.3%
Real Estate Taxes	15,257	14,756	3.4%
Insurance	2,060	2,371	-13.1%
Property Management Fees	3,543	3,391	4.5%
Office Operations	2,288	2,329	-1.8%
Marketing	1,273	1,408	-9.6%
Total Same Store Operating Expenses	52,676	51,931	1.4%

2018-2019 Same Store NOI	$65,961	$61,795	6.7%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2018-2019 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	2019	2018	% Change	2019	2018	bps ∆	2019	2018	% Change
Texas
Dallas	2,400	$967	$932	3.8%	95.1%	95.3%	-20	$29,755	$28,650	3.9%
Houston	1,184	1,131	1,134	-0.3%	93.3%	93.7%	-40	16,214	15,911	1.9%
Average/Total	3,584	1,021	999	2.2%	94.5%	94.7%	-20	45,969	44,561	3.2%

North Carolina
Charlotte	577	993	940	5.6%	93.2%	93.9%	-70	6,833	6,485	5.4%
Average/Total	577	993	940	5.6%	93.2%	93.9%	-70	6,833	6,485	5.4%

Georgia
Atlanta	1,460	1,110	1,049	5.8%	95.1%	94.7%	40	19,159	18,060	6.1%
Average/Total	1,460	1,110	1,049	5.8%	95.1%	94.7%	40	19,159	18,060	6.1%

Tennessee
Nashville	764	994	969	2.6%	93.5%	94.2%	-70	9,680	9,050	7.0%
Average/Total	764	994	969	2.6%	93.5%	94.2%	-70	9,680	9,050	7.0%

Florida
Orlando	830	1,156	1,128	2.5%	94.7%	95.3%	-60	11,760	11,095	6.0%
Tampa	576	964	921	4.7%	95.8%	95.1%	70	6,693	6,366	5.1%
South Florida	439	1,228	1,191	3.1%	93.8%	95.9%	-210	6,650	6,333	5.0%
Average/Total	1,845	1,113	1,078	3.2%	94.9%	95.4%	-50	25,103	23,794	5.5%

Washington D.C.
D.C. Metro	156	1,152	1,093	5.4%	92.3%	98.1%	-580	2,225	2,059	8.1%
Average/Total	156	1,152	1,093	5.4%	92.3%	98.1%	-580	2,225	2,059	8.1%

Arizona
Phoenix	671	834	776	7.5%	94.9%	93.7%	120	7,344	6,893	6.5%
Average/Total	671	834	776	7.5%	94.9%	93.7%	120	7,344	6,893	6.5%

Average/Total	9,057	$1,038	$1,002	3.6%	94.5%	94.8%	-30	$116,313	$110,902	4.9%
(1)	This table only includes the 25 properties in our 2018-2019 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2017-2019 Same Store Results of Operations for the Years Ended December 31, 2019, 2018 and 2017

There are 22 properties encompassing 7,709 units of apartment space, or approximately 52% of our Portfolio, in our same store pool for the years ended December 31, 2019, 2018 and 2017 (our “2017-2019 Same Store” properties). Our 2017-2019 Same Store properties exclude the following 18 properties in our portfolio as of December 31, 2019: Hollister Place, Rockledge Apartments, Atera Apartments, Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, and Cutter’s Point, which has suspended operations to undergo reconstruction due to damages sustained.

As of December 31, 2019, our 2017-2019 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,008. As of December 31, 2018, our 2017-2019 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $974. As of December 31, 2017, our 2017-2019 Same Store properties were approximately 94.2% leased with a weighted average monthly effective rent per occupied apartment unit of $931.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2019, 2018 and 2017 for our 2017-2019 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,			2019 compared to 2018		2018 compared to 2017
	2019	2018	2017	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$96,703	$92,141	$88,167	$4,562	5.0%	$3,974	4.5%
Other income	2,003	2,469	2,257	(466)	-18.9%	212	9.4%
Same Store revenues	98,706	94,610	90,424	4,096	4.3%	4,186	4.6%
Non-Same Store
Rental income	80,459	51,017	52,715	29,442	57.7%	(1,698)	-3.2%
Other income	1,901	970	1,096	931	96.0%	(126)	-11.5%
Non-Same Store revenues	82,360	51,987	53,811	30,373	58.4%	(1,824)	-3.4%
Total revenues	181,066	146,597	144,235	34,469	23.5%	2,362	1.6%

Operating expenses
Same Store
Property operating expenses (1)	24,162	23,573	23,878	589	2.5%	(305)	-1.3%
Real estate taxes and insurance	13,564	13,145	12,505	419	3.2%	640	5.1%
Property management fees (2)	2,970	2,840	2,720	130	4.6%	120	4.4%
Property general and administrative expenses (3)	3,023	3,162	3,117	(139)	-4.4%	45	1.4%
Same Store operating expenses	43,719	42,720	42,220	999	2.3%	500	1.2%
Non-Same Store
Property operating expenses (4)	18,564	12,914	15,259	5,650	43.8%	(2,345)	-15.4%
Real estate taxes and insurance	11,549	7,568	6,656	3,981	52.6%	912	13.7%
Property management fees (2)	2,418	1,542	1,610	876	56.8%	(68)	-4.2%
Property general and administrative expenses (5)	2,225	1,678	1,912	547	32.6%	(234)	-12.2%
Non-Same Store operating expenses	34,756	23,702	25,437	11,054	46.6%	(1,735)	-6.8%
Total operating expenses	78,475	66,422	67,657	12,053	18.1%	(1,235)	-1.8%

NOI
Same Store	54,987	51,890	48,204	3,097	6.0%	3,686	7.6%
Non-Same Store	47,604	28,285	28,374	19,319	68.3%	(89)	-0.3%
Total NOI (6)	$102,591	$80,175	$76,578	$22,416	28.0%	$3,597	4.7%

(1)	For the years ended December 31, 2019, 2018 and 2017, excludes approximately $72,000, $743,000 and $338,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the years ended December 31, 2019, 2018 and 2017, excludes approximately $658,000, $742,000 and $750,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2019, 2018 and 2017, excludes approximately $38,000, $80,000 and $51,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2019, 2018 and 2017, excludes approximately $859,000, $552,000 and $380,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

The following table contains additional information about our 2017-2019 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2019, 2018 and 2017 (dollars in thousands, except for per unit data):

				2019 vs 2018	2018 vs 2017
	FY 2019	FY 2018	FY 2017	% Change	% Change
Same Store Total Units	7,709	7,709	7,709
Same Store Occupied Units	7,287	7,299	7,262
Same Store Ending Occupancy	94.5%	94.7%	94.2%	-0.2%	0.5%
Same Store Average Rent per Unit	$1,008	$974	$931	3.5%	4.6%

Same Store Revenues
Same Store Rental Income	$96,703	$92,141	$88,167	5.0%	4.5%
Same Store Other Income	2,003	2,469	2,257	-18.9%	9.4%
Total Same Store Revenues	98,706	94,610	90,424	4.3%	4.6%

Same Store Operating Expenses
Payroll	10,227	9,716	9,475	5.3%	2.5%
Repairs & Maintenance	8,552	7,922	7,854	8.0%	0.9%
Utilities	5,383	5,936	6,549	-9.3%	-9.4%
Real Estate Taxes	11,775	11,082	10,592	6.3%	4.6%
Insurance	1,789	2,062	1,913	-13.2%	7.8%
Property Management Fees	2,970	2,840	2,720	4.6%	4.4%
Office Operations	1,980	2,010	1,972	-1.5%	1.9%
Marketing	1,043	1,152	1,145	-9.5%	0.6%
Total Same Store Operating Expenses	43,719	42,720	42,220	2.3%	1.2%

2017-2019 Same Store NOI	$54,987	$51,890	$48,204	6.0%	7.6%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2019 and 2018

There are 28 properties encompassing 10,141 units of apartment space, or approximately 69% of our Portfolio, in our same store pool for the three months ended December 31, 2019 and 2018 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following 12 properties in our Portfolio as of December 31, 2019: Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, and Cutter’s Point, which has suspended operations to undergo reconstruction due to damages sustained.

As of December 31, 2019, our Q4 Same Store properties were approximately 94.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,032, a year-over-year decrease of 30 bps and an increase of $34, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2019 and 2018 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$33,279	$31,330	$1,949	6.2%
Other income	239	755	(516)	N/M
Same Store revenues	33,518	32,085	1,433	4.5%
Non-Same Store
Rental income	15,613	7,178	8,435	N/M
Other income	545	127	418	N/M
Non-Same Store revenues	16,158	7,305	8,853	N/M
Total revenues	49,676	39,390	10,286	26.1%

Operating expenses
Same Store
Property operating expenses (1)	7,913	7,489	424	5.7%
Real estate taxes and insurance	4,780	5,389	(609)	-11.3%
Property management fees (2)	1,000	956	44	4.6%
Property general and administrative expenses (3)	1,007	1,037	(30)	-2.9%
Same Store operating expenses	14,700	14,871	(171)	-1.1%
Non-Same Store
Property operating expenses (4)	3,583	1,957	1,626	N/M
Real estate taxes and insurance	2,280	832	1,448	N/M
Property management fees (2)	449	221	228	N/M
Property general and administrative expenses (5)	337	258	79	30.6%
Non-Same Store operating expenses	6,649	3,268	3,381	N/M
Total operating expenses	21,349	18,139	3,210	17.7%

NOI
Same Store	18,818	17,214	1,604	9.3%
Non-Same Store	9,509	4,037	5,472	N/M
Total NOI (6)	$28,327	$21,251	$7,076	33.3%
(1)	For the three months ended December 31, 2019 and 2018, excludes approximately $(47,000) and $15,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended December 31, 2019 and 2018, excludes approximately $290,000 and $306,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended December 31, 2019 and 2018, excludes approximately $(13,000) and $24,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended December 31, 2019 and 2018, excludes approximately $158,000 and $58,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2019 and 2018 (dollars in thousands, except for per unit data):

	Q4 2019	Q4 2018	% Change
Same Store Total Units	10,141	10,141
Same Store Occupied Units	9,571	9,605
Same Store Ending Occupancy	94.4%	94.7%	-0.3%
Same Store Average Rent per Unit	$1,032	$998	3.4%

Same Store Revenues
Same Store Rental Income	$33,279	$31,330	6.2%
Same Store Other Income	239	755	N/M
Total Same Store Revenues	33,518	32,085	4.5%

Same Store Operating Expenses
Payroll	3,389	3,181	6.5%
Repairs & Maintenance	2,730	2,512	8.7%
Utilities	1,794	1,796	-0.1%
Real Estate Taxes	4,235	4,723	-10.3%
Insurance	545	666	-18.2%
Property Management Fees	1,000	956	4.6%
Office Operations	643	659	-2.4%
Marketing	364	378	-3.7%
Total Same Store Operating Expenses	14,700	14,871	-1.1%

Q4 Same Store NOI	$18,818	$17,214	9.3%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the years ended December 31, 2019, 2018 and 2017 and for the three months ended December 31, 2019 and 2018 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2019	2018	2017	2019	2018
Net income (loss)		$99,438	$(1,614)	$56,359	$(13,306)	$(4,782)
Depreciation and amortization		69,086	47,470	48,752	23,394	13,832
Gain on sales of real estate		(127,684)	(13,742)	(78,365)	16	—
Adjustment for noncontrolling interests		(122)	(96)	(1,695)	(30)	(26)
FFO attributable to common stockholders		40,718	32,018	25,051	10,074	9,024

FFO per share - basic		$1.69	$1.51	$1.19	$0.40	$0.41
FFO per share - diluted		$1.66	$1.48	$1.17	$0.39	$0.40

Loss on extinguishment of debt and modification costs		2,869	3,576	5,719	—	—
Casualty-related expenses/(recoveries)		(34)	(663)	(287)	(60)	39
Casualty losses		3,488	—	—	3,488	—
Change in fair value on derivative instruments - ineffective portion		—	—	(309)	—	—
Amortization of deferred financing costs - acquisition term notes		553	159	403	269	138
Adjustment for noncontrolling interests		(21)	(9)	(430)	(11)	—
Core FFO attributable to common stockholders		47,573	35,081	30,147	13,760	9,201

Core FFO per share - basic		$1.97	$1.66	$1.43	$0.55	$0.41
Core FFO per share - diluted		$1.93	$1.62	$1.41	$0.54	$0.41

Amortization of deferred financing costs - long term debt		1,530	1,491	1,592	87	430
Equity-based compensation expense		5,130	4,198	3,109	1,186	1,095
Adjustment for noncontrolling interests		(20)	(17)	(76)	(4)	(5)
AFFO attributable to common stockholders		54,213	40,753	34,772	15,029	10,721

AFFO per share - basic		$2.25	$1.92	$1.65	$0.60	$0.48
AFFO per share - diluted		$2.20	$1.88	$1.62	$0.59	$0.47

Weighted average common shares outstanding - basic		24,116	21,189	21,057	25,073	22,207
Weighted average common shares outstanding - diluted		24,593	21,667	21,399	25,520	22,672

Dividends declared per common share		$1.138	$1.025	$0.910	$0.313	$0.275

FFO Coverage - diluted	(1)	1.46x	1.44x	1.29x	1.26x	1.45x
Core FFO Coverage - diluted	(1)	1.70x	1.58x	1.55x	1.73x	1.48x
AFFO Coverage - diluted	(1)	1.94x	1.84x	1.79x	1.88x	1.72x

(1)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	FY 2019	FY 2018	% Change	Q4 2019	Q4 2018	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$876,746	$130,980	569.4%	$241,000	$—	N/A

Capitalized Rehab Expenditures
Interior	12,044	8,559	40.7%	3,235	2,421	33.6%
Exterior and common area	11,242	9,133	23.1%	2,899	1,819	N/M

Capitalized Maintenance Expenditures
Recurring	5,435	4,954	9.7%	1,195	1,172	2.0%
Non-Recurring	5,255	5,805	-9.5%	1,230	2,540	N/M

Total Capital Expenditures	$910,722	$159,431	471.2%	$249,559	$7,952	N/M

Capital Expenditures
$ In Millions
Acquisition
Rehab
Historical Cap Ex Composition
(Oct '13 - Dec'19)
7%
93%
9
135
0.6
41
0.8
231
4.8
151
7.1
162
7.4
21
75
19
7.7
6.3
22
153
25
114
5.6
59
5.2
7.6
131
132
19
484
241
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19

www.NexPointLiving.com	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Southpoint Reserve at Stoney Creek (4)	156	63	990	$1,096	$7,428	10.7%	17.1%
Willow Grove (4)	244	174	906	1,005	4,497	10.9%	26.4%
Woodbridge (4)	220	188	933	1,032	5,586	10.6%	21.3%
Total/Weighted Average	620	425	933	$1,034	$5,309	10.8%	21.5%

Value-Add Programs In Progress
Arbors of Brentwood	346	47	1,092	$1,142	$807	4.6%	74.3%
Arbors on Forest Ridge	210	244	809	887	3,076	9.6%	30.2%
Atera Apartments	380	185	1,130	1,279	3,072	13.2%	58.2%
Avant at Pembroke Pines	1,520	5	1,473	1,636	5,245	11.0%	37.1%
Beechwood Terrace	300	309	868	958	4,527	10.3%	23.7%
Bella Vista	248	33	1,209	1,360	11,326	12.5%	16.0%
Brandywine I & II	632	89	967	1,125	8,868	16.4%	21.4%
Cedar Pointe	210	96	1,004	1,135	3,861	13.0%	40.6%
Courtney Cove	324	158	815	918	4,825	12.6%	25.6%
Crestmont Reserve	242	105	861	958	6,822	11.3%	17.1%
Cutter's Point	196	216	1,004	1,100	4,428	9.6%	26.1%
Eagle Crest	447	152	849	909	1,925	7.1%	37.6%
Hollister Place	260	367	931	1,043	4,440	12.0%	30.3%
Madera Point	256	197	806	905	3,967	12.3%	29.9%
Parc500	217	138	1,161	1,340	14,683	15.4%	14.6%
Radbourne Lake	225	297	996	1,041	928	4.6%	58.9%
Residences at Glenview Reserve	360	9	960	1,098	9,219	14.3%	17.9%
Residences at West Place	342	34	1,228	1,333	3,820	8.5%	32.8%
Rockledge Apartments	708	449	1,161	1,289	6,577	11.0%	23.3%
Sabal Palm at Lake Buena Vista	400	234	1,136	1,221	599	7.5%	171.8%
Seasons 704 Apartments	222	154	1,031	1,129	5,851	9.6%	20.2%
Silverbrook	642	633	818	885	2,766	8.2%	29.0%
Summers Landing	196	35	950	1,020	2,010	7.4%	41.8%
Summit at Sabal Park	252	315	883	963	4,177	9.0%	22.9%
The Cornerstone	430	291	924	1,014	5,417	9.7%	19.9%
The Enclave	204	26	1,193	1,338	9,677	12.1%	17.9%
The Heritage	204	31	1,141	1,287	11,861	12.8%	14.8%
The Preserve at Terrell Mill	752	485	784	927	9,200	18.3%	18.7%
The Venue on Camelback	415	108	636	894	10,884	40.4%	28.4%
Timber Creek	352	224	898	1,010	5,848	12.4%	22.9%
Venue at 8651	333	383	840	922	4,514	9.7%	21.7%
Versailles	388	453	820	896	4,135	9.3%	22.1%
Total/Weighted Average	12,213	6,502	$916	$1,017	$4,896	11.0%	24.6%

Total/Weighted Average Completed	12,833	6,927	$917	$1,018	$4,920	11.0%	24.5%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Torreyana Apartments	315	—	1,163	1,283	TBD	10.3%	TBD
Bloom	528	—	1,095	1,252	TBD	14.3%	TBD
Bella Solara	320	—	1,136	1,320	TBD	16.2%	TBD
Total/Weighted Average Planned	2,087	—	$1,301	$1,455	TBD	11.9%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2019.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2019.
(4)	Properties were classified as held for sale as of December 31, 2019.

www.NexPointLiving.com	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2019 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	3.44%	7/1/2024
Cutter's Point	Floating	84	16,640	3.44%	7/1/2024
Eagle Crest	Floating	84	29,510	3.44%	7/1/2024
Silverbrook	Floating	84	30,590	3.44%	7/1/2024
Beechwood Terrace	Floating	84	23,365	3.20%	9/1/2025
The Summit at Sabal Park	Floating	84	13,560	3.38%	7/1/2024
Courtney Cove	Floating	84	13,680	3.38%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	3.38%	7/1/2024
Versailles	Floating	84	23,880	3.38%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	3.38%	7/1/2024
Madera Point	Floating	84	15,150	3.38%	7/1/2024
Venue at 8651	Floating	84	13,734	3.54%	7/1/2024
The Venue on Camelback	Floating	84	28,093	3.44%	7/1/2024
Old Farm	Floating	84	52,886	3.44%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	3.44%	7/1/2024
Timber Creek	Floating	84	24,100	3.02%	10/1/2025
Radbourne Lake	Floating	84	20,000	3.05%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	3.06%	9/1/2025
Cornerstone	Fixed	120	21,772	4.24%	3/1/2023
Parc500	Fixed	120	15,221	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	3.10%	10/1/2025
Rockledge Apartments	Floating	84	68,100	3.33%	7/1/2024
Atera Apartments	Floating	84	29,500	3.24%	11/1/2024
Cedar Pointe	Floating	84	17,300	3.11%	9/1/2025
Crestmont Reserve	Floating	84	12,061	2.94%	10/1/2025
Brandywine I & II	Floating	84	43,835	2.94%	10/1/2025
Bella Vista	Floating	84	29,040	3.08%	2/1/2026
The Enclave	Floating	84	25,322	3.08%	2/1/2026
The Heritage	Floating	84	24,625	3.08%	2/1/2026
Summers Landing	Floating	84	10,109	2.94%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	3.20%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	3.19%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	3.19%	10/1/2026
Torreyana Apartments	Floating	84	37,400	3.46%	12/1/2026
Bloom	Floating	84	58,850	3.46%	12/1/2026
Bella Solara	Floating	84	36,575	3.46%	12/1/2026
			$1,151,867
Fair market value adjustment			1,463
Deferred financing costs, net of accumulated amortization of $2,494			(7,959)
			$1,145,371

Held For Sale Properties
Southpoint Reserve at Stoney Creek	Floating	84	$13,166	3.87%	1/1/2022
Woodbridge	Floating	84	13,677	3.54%	7/1/2024
Willow Grove	Floating	84	14,818	3.54%	7/1/2024
			$41,661
Deferred financing costs, net of accumulated amortization of $362			(485)
			$41,176
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of December 31, 2019 was 1.7625%.

www.NexPointLiving.com	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of December 31, 2019 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$41,700	3.69%	1/28/2021
Corporate Credit Facility	Floating	24	19,000	3.74%	1/28/2021
Corporate Credit Facility	Floating	24	111,000	3.76%	1/28/2021
Corporate Credit Facility	Floating	24	46,300	3.80%	1/28/2021
Deferred financing costs, net of accumulated amortization of $553			(1,499)
			$216,501
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of December 31, 2019 was 1.7625%.

Interest Rate Swap Agreements

As of December 31, 2019, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	SunTrust	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
			$975,000	1.4147%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2019, one-month LIBOR was 1.7625%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

www.NexPointLiving.com	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2019 for the next five calendar years subsequent to December 31, 2019 and thereafter. We used one-month LIBOR as of December 31, 2019 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2020	2021	2022	2023	2024	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,151,867	$744	$872	$1,367	$21,155	$424,558	$703,171
Interest expense	(1)	209,545	35,561	37,244	38,249	37,392	30,154	30,945
Total		$1,361,412	$36,305	$38,116	$39,616	$58,547	$454,712	$734,116

Held For Sale Property Mortgage Debt
Principal payments		$41,661	$262	$281	$12,622	$—	$28,496	$—
Interest expense		5,619	1,539	1,524	1,023	1,023	510	—
Total		$47,280	$1,801	$1,805	$13,645	$1,023	$29,006	$—

Credit Facility
Principal payments		$218,000	$—	$218,000	$—	$—	$—	$—
Interest expense		9,570	8,913	657	—	—	—	—
Total		$227,570	$8,913	$218,657	$—	$—	$—	$—

Total contractual obligations and commitments		$1,636,262	$47,019	$258,578	$53,261	$59,570	$483,718	$734,116

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2019, we had entered into 11 interest rate swap transactions with a combined notional amount of $975.0 million. We have allocated the total impact of expected settlements on the $975.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of December 31, 2019 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of December 31, 2019, we had total indebtedness of $1.4 billion at an adjusted weighted average interest rate of 3.45%, of which $1.3 billion was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $975.0 million, or 87%, of our $1.1 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.4147% for one-month LIBOR on the $975.0 million notional amount of interest rate swap agreements that we have entered into as of December 31, 2019, which effectively fix the interest rate on $975.0 million of our floating rate mortgage debt outstanding.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point (3)	Richardson, TX	—	1/31/2014	15,845	1,379	17,224	N/A
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,129	28,454	63,655
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,796	23,196	77,320
Willow Grove (4)	Nashville, TN	244	7/21/2014	13,750	2,102	15,852	64,967
Woodbridge (4)	Nashville, TN	220	7/21/2014	16,000	1,646	17,646	80,209
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (4)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,961	27,461	105,619
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,352	28,852	137,390
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Total/Weighted Average		14,724		$1,847,515	$154,111	$2,001,626	$135,943
(1)	Only includes properties owned as of December 31, 2019.
(2)	Includes interior and exterior rehab.
(3)	All 196 units at Cutter’s Point are currently not operating, and are therefore excluded from the unit count.
(4)	Properties were classified as held for sale as of December 31, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Total/Weighted Average		6,806	$443,119	$681,925	$100,195		$672,519	$245,739
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP and gains or losses on extinguishment of debt and modification costs, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries) and casualty losses, (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees and (9) miscellaneous income. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries and casualty losses, changes in fair value on derivative instruments – ineffective portion, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and 2018-2019 Same Store NOI for the Years Ended December 31, 2019 and 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our 2018-2019 Same Store NOI for the years ended December 31, 2019 and 2018 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2019	2018
Net income (loss)		$99,438	$(1,614)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,500	7,474
Corporate general and administrative expenses		9,613	7,808
Casualty-related recoveries	(1)	(34)	(663)
Casualty losses		3,488	—
Miscellaneous income		(587)	—
Property general and administrative expenses	(2)	1,517	1,294
Depreciation and amortization		69,086	47,470
Interest expense		37,385	28,572
Loss on extinguishment of debt and modification costs		2,869	3,576
Gain on sales of real estate		(127,684)	(13,742)
NOI		$102,591	$80,175
Less Non-Same Store
Revenues		(62,429)	(32,871)
Operating expenses		25,799	14,491
Same Store NOI		$65,961	$61,795
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

NOI and 2017-2019 Same Store NOI for the Years Ended December 31, 2019, 2018 and 2017

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2017-2019 Same Store NOI for the years ended December 31, 2019, 2018 and 2017 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2019	2018	2017
Net income (loss)		$99,438	$(1,614)	$56,359
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,500	7,474	7,419
Corporate general and administrative expenses		9,613	7,808	6,275
Casualty-related recoveries	(1)	(34)	(663)	(287)
Casualty losses		3,488	—	—
Miscellaneous income		(587)	—	—
Property general and administrative expenses	(2)	1,517	1,294	1,130
Depreciation and amortization		69,086	47,470	48,752
Interest expense		37,385	28,572	29,576
Loss on extinguishment of debt and modification costs		2,869	3,576	5,719
Gain on sales of real estate		(127,684)	(13,742)	(78,365)
NOI		$102,591	$80,175	$76,578
Less Non-Same Store
Revenues		(82,360)	(51,987)	(53,811)
Operating expenses		34,756	23,702	25,437
Same Store NOI		$54,987	$51,890	$48,204
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

NOI and Q4 Same Store NOI for the Three Months Ended December 31, 2019 and 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our Q4 Same Store NOI for the three months ended December 31, 2019 and 2018 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended December 31,
		2019	2018
Net loss		$(13,306)	$(4,782)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,887	1,888
Corporate general and administrative expenses		2,300	2,077
Casualty-related expenses/(recoveries)	(1)	(60)	39
Casualty losses		3,488	—
Miscellaneous income		(587)	—
Property general and administrative expenses	(2)	448	364
Depreciation and amortization		23,394	13,832
Interest expense		10,747	7,833
Loss on extinguishment of debt and modification costs		—	—
Gain on sales of real estate		16	—
NOI		$28,327	$21,251
Less Non-Same Store
Revenues	(3)	(16,158)	(7,305)
Operating expenses	(3)	6,649	3,268
Same Store NOI	(3)	$18,818	$17,214

(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses.
(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)	Amounts for the three months ended December 31, 2019 and 2018 are derived from the operations of our Q4 Same Store and Non-Same Store properties.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2019	FY 2018	FY 2017
Total mortgage debt	$1,193,528	$845,713	$762,404
Credit facilities	218,000	—	30,000
Bridge facility	—	—	8,597
Adjustments to arrive at net debt:
Cash and cash equivalents	(25,671)	(19,864)	(16,036)
Restricted cash held for value-add upgrades and green improvements	(21,903)	(5,209)	(9,052)
Net Debt	$1,363,954	$820,640	$775,913
Enterprise Value (1)	$2,499,954	$1,644,640	$1,363,913
Leverage Ratio	55%	50%	57%
(1)	Enterprise Value is calculated as Market Capitalization as of December 31, 2019 plus Net Debt.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Guidance Reconciliations of NOI, Same Store NOI, Pro Forma NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our 2020 NOI guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2020 and for the three months ended March 31, 2020 (in thousands):

		For the Year Ended December 31, 2020	For the Three Months Ended March 31, 2020
		Mid-Point (1)	Mid-Point (1)
Net income		$20,806	$27,333
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,500	1,875
Corporate general and administrative expenses		9,534	2,384
Property general and administrative expenses	(2)	1,500	375
Depreciation and amortization		75,000	18,750
Interest expense		46,734	12,097
Loss on extinguishment of debt and modification costs		871	701
Gain on sales of real estate		(39,695)	(33,918)
NOI		$122,250	$29,597
Less Non-Same Store
Revenues	(3)	(83,269)
Operating expenses	(3)	34,335
Same Store NOI	(3)	$73,316
(1)

Mid-Point estimates shown for full year and first quarter 2020 guidance. Assumptions made for full year and first quarter 2020 NOI guidance include the Same Store operating growth projections included in the “2020 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2020 Same Store properties and Non-Same Store properties. There are 25 properties in our pro forma Full Year 2020 Same Store pool.

The following table reconciles our 2020 NOI guidance to our 2020 Pro Forma NOI guidance (in thousands):

For the Year Ended December 31, 2020
Mid-Point
2020 NOI guidance	$122,250
Adjustments to reconcile Guidance NOI to Pro Forma NOI:
NOI lost on forecast assets for sale	3,310
Pro Forma Cutter's Point NOI	1,200
NOI gained on forecast acquisitions	(1,840)
2020 Pro Forma NOI guidance	$124,920

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2020 (in thousands, except per share data):

For the Year Ended December 31, 2020
Mid-Point
Net income	$20,806
Depreciation and amortization	75,000
Gain on sales of real estate	(39,695)
Adjustment for noncontrolling interests	(168)
FFO attributable to common stockholders	55,943
FFO per share - diluted (1)	$2.11

Loss on extinguishment of debt and modification costs	871
Amortization of deferred financing costs - acquisition term notes	1,573
Adjustment for noncontrolling interests	(7)
Core FFO attributable to common stockholders	58,380
Core FFO per share - diluted (1)	$2.21

Amortization of deferred financing costs - long term debt	1,584
Equity-based compensation expense	4,934
Adjustment for noncontrolling interests	(20)
AFFO attributable to common stockholders	64,878
AFFO per share - diluted (1)	$2.45

Weighted average common shares outstanding - diluted	26,463
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.5 million for the full year 2020.

The following table reconciles our NOI to our net income (loss) for the years ended December 31, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2016	2015
Net income (loss)	$25,888	$(10,992)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	6,802	5,565
Corporate general and administrative expenses	4,014	2,455
Casualty-related expenses/(recoveries)	151	25
Property general and administrative expenses	879	1,109
Depreciation and amortization	35,643	40,801
Interest expense	20,167	17,817
Loss on extinguishment of debt and modification costs	1,722	652
Gain on sales of real estate	(25,932)	—
Acquisition costs	386	2,975
NOI	$69,720	$60,407

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO to our net income (loss) for the years ended December 31, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2016	2015
Net income (loss)	$25,888	$(10,992)
Depreciation and amortization	35,643	40,801
Gain on sales of real estate	(25,932)	—
Adjustment for noncontrolling interests	(4,583)	(4,170)
FFO attributable to common stockholders	31,016	25,639

FFO per share - basic	$1.46	$1.20
FFO per share - diluted	$1.46	$1.20

Acquisition costs	386	2,975
Loss on extinguishment of debt and modification costs	1,722	652
Change in fair value on derivative instruments - ineffective portion	(1,683)	—
Amortization of deferred financing costs - acquisition term notes	—	—
Adjustment for noncontrolling interests	(94)	(322)
Core FFO attributable to common stockholders	31,347	28,944

Core FFO per share - basic	$1.48	$1.36
Core FFO per share - diluted	$1.47	$1.36

Amortization of deferred financing costs - long term debt	1,423	1,081
Equity-based compensation expense	825	—
Adjustment for noncontrolling interests	(140)	(92)
AFFO attributable to common stockholders	33,455	29,933

AFFO per share - basic	$1.58	$1.41
AFFO per share - diluted	$1.57	$1.41

Weighted average common shares outstanding - basic	21,232	21,294
Weighted average common shares outstanding - diluted	21,314	21,294

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